 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Checkpoint Systems, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	22-1895850 (I.R.S. Employer Identification No.)
101 Wolf Drive, P.O. Box 188 Thorofare, New Jersey 08086 (Address of Principal Executive Offices)

Checkpoint Systems, Inc. 2015 Incentive Award Plan
(Full title of plan)

Bryan T. R. Rowland, Esq. Vice President, General Counsel & Corporate Secretary Checkpoint Systems, Inc. 101 Wolf Drive, P.O. Box 188 Thorofare, New Jersey 08086
(Name and address of agent for service)

856-848-1800
(Telephone number, including area code, of agent for service)
Copy to: Joel H. Trotter, Esq. Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 202-637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [   ]                                                                                Accelerated filer   [X ]
Non-accelerated filer    [   ]                                                                                Smaller reporting company   [  ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.10 par value	6,986,683	$8.39	$58,618,270.37	$6,811.45

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on August 11, 2015.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.                      Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Checkpoint Systems, Inc. (the “Company”) are incorporated by reference herein:

•	The Company’s Annual Report on Form 10-K for the year ended December 28, 2014, as filed with the Commission on March 5, 2015;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2015, as filed with the Commission on May 6, 2015;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2015, as filed with the Commission on August 4, 2015;

•	The Company’s Current Reports on Form 8-K filed with the Commission on January 7, 2015, March 23, 2015, June 5, 2015, July 1. 2015; and

•
The description of the Company’s Common Stock contained in Amendment No. 2 to the Registration Statements on Form 8-A, as filed with the Commission on August 25, 2009, including any subsequently filed amendments and reports updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities

Not applicable.

Item 5.                      Interests of Named Experts and Counsel

The legality of the securities offered pursuant to this Registration Statement on Form S-8 has been passed on by Bryan Rowland, General Counsel of the Company.  Mr. Rowland is a shareholder of the Company and a holder of non-vested stock and stock options as well as restricted stock units.

Item 6.                      Indemnification of Directors and Officers

The Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), generally provides that a corporation shall have the power to indemnify its officers, directors, and other parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was unlawful. The BCL also permits a corporation to include in its bylaws, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law; provided, however, indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court of law to have constituted willful misconduct or recklessness.

Article VII of the Company’s Bylaws generally provides for the indemnification of officers and directors of the Company for all actions taken by them or for all failures to take such actions to the fullest extent permitted by Pennsylvania law against expense, liability and loss; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Additionally, the Bylaws of the Company provide that the Company may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were officers or directors of the Company. The Bylaws also provide for advancement of expenses in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company under the BCL or otherwise.

The Company also entered into an Indemnification Agreement with each of the executive officers and directors of the Company, which are direct contractual obligations of the Company that generally provide the same scope of indemnification as provided under the Bylaws.  The Company also maintains directors’ and officers’ liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

Item 7.                      Exemption from Registration Claimed

Not applicable.

Item 8.                      Exhibits

Exhibit	Description
4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K, as filed with the Commission on March 14, 1991).
4.2	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on December 28, 2007).
4.3	By-Laws, as Amended and Restated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 4, 2010).
5.1	Opinion of Counsel (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
99.1
Checkpoint Systems, Inc. 2015 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 27, 2015).

Item 9.                      Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thorofare, State of New Jersey, on this 14th day of August, 2015.

Checkpoint Systems, Inc.

Date: August 14, 2015	By:	/s/ James M. Lucania
Name: James M. Lucania
Title: Acting Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints George Babich, Jr. and James M. Lucania, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ George Babich, Jr. George Babich, Jr.	President and Chief Executive Officer (Principal Executive Officer)	August 14, 2015
/s/ James M. Lucania James M. Lucania	Acting Chief Financial Officer and Treasurer (Principal Financial Officer)	August 14, 2015
/s/ Joseph G. Driscoll Joseph G. Driscoll	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 14, 2015
/s/ William S. Antle, III William S. Antle, III	Director	August 14, 2015
/s/ Stephen N. David Stephen N. David	Chairman of the Board of Directors	August 14, 2015
/s/ Harald Einsmann Harald Einsmann	Director	August 14, 2015
/s/ R. Keith Elliott R. Keith Elliott	Director	August 14, 2015
/s/ Julie S. England Julie S. England	Director	August 14, 2015
/s/ Marc T. Giles Marc T. Giles	Director	August 14, 2015
/s/ Jack W. Partridge Jack W. Partridge	Director	August 14, 2015

EXHIBIT INDEX
Exhibit	Description
4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K, as filed with the Commission on March 14, 1991).
4.2	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on December 28, 2007).
4.3	By-Laws, as Amended and Restated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 4, 2010).
5.1	Opinion of Counsel (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
99.1
Checkpoint Systems, Inc. 2015 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 27, 2015).